CERTIFICATE OF MERGER
                                       OF
                                 MEDSEARCH, INC.
                             (A NEVADA CORPORATION)
                                       AND
                          MEDSEARCH TECHNOLOGIES, INC.
                            (A DELAWARE CORPORATION)



         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are :

            (i) MedSearch, Inc., which is incorporated under the laws of the State of Nevada ("MedSearch NV"); and

            (ii) MedSearch Technologies, Inc., which is incorporated under the laws of the State of Delaware ("MedSearch DEL").

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by MedSearch NV in accordance with the State of its incorporation and by MedSearch DEL in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is MedSearch DEL, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of MedSearch DEL, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           40 Wall Street
                           New York, NY  10005

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of MedSearch NV consists of 50,000,000 shares, $.001 par value per share.

Dated:  August 9, 1999


                                             MEDSEARCH, INC.
                                             (NEVADA)


                                             By:  /s/ JACOB MELLER
                                                  ----------------
                                             Name:    Jacob Meller
                                             Title:   President


Dated:  August 9, 1999


                                             MEDSEARCH TECHNOLOGIES, INC.
                                             (DELAWARE)


                                             By:  /s/ JACOB MELLER
                                                  ----------------
                                             Name:    Jacob Meller
                                             Title:   President

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